As filed with the Securities and Exchange Commission on November 18, 2002

Registration No. 333-100736

SECURITIES AND EXCHANGE COMMISSION

Post-Effective Amendment No. 1

to
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THE ADVISORY BOARD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	8732	52-1468699
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

The Advisory Board Company

The Watergate
600 New Hampshire Ave., NW
Washington, DC 20037
(202) 672-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David L. Felsenthal

Chief Financial Officer
The Advisory Board Company
The Watergate
600 New Hampshire Ave., NW
Washington, DC 20037
(202) 672-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven R. Finley Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 (212) 351-4000 Fax: (212) 351-4035	Thomas R. Brome Cravath, Swaine & Moore 825 Eighth Avenue New York, NY 10019 (212) 474-1000 Fax: (212) 474-3700

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to such section 8(a) may determine.

Deregistration of Common Stock

     On October 25, 2002, The Advisory Board Company filed a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering 5,520,000 shares of Common Stock, $0.01 par value per share, (including 720,000 shares subject to an underwriters’ over-allotment option). On October 31, 2002, The Advisory Board Company filed Amendment No. 1 to the Registration Statement with the SEC registering 5,405,000 shares of Common Stock (including 705,000 shares subject to an underwriters’ over-allotment option). On November 18, 2002, 4,312,500 shares of Common Stock registered under the Registration Statement, as amended, were sold by certain selling stockholders pursuant to a prospectus filed with the Securities and Exchange Commission under Rule 424(b) under the Securities Act of 1933, as amended. The Advisory Board Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all remaining unsold shares of Common Stock previously registered under the Registration Statement, as amended.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of the undersigned, thereunto duly authorized in Washington, D.C. on November 18, 2002.

The Advisory Board Company

By:	*

Frank J. Williams
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 18, 2002.

Signature		Title

	/s/ JEFFREY D. ZIENTS Jeffrey D. Zients	Chairman of the Board of Directors

	* Frank J. Williams	Chief Executive Officer (Principal Executive Officer) and Director

	* David L. Felsenthal	Chief Financial Officer (Principal Financial and Accounting Officer), Secretary and Treasurer
	* Michael A. D’Amato	Director
	* Thomas E. Donilon	Director
	* Kelt Kindick	Director
	* Joseph E. Laird, Jr.	Director
	* LeAnne M. Zumwalt	Director

* By:	/s/ JEFFREY D. ZIENTS Jeffrey D. Zients by Power of Attorney